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                                                                     Exhibit 4.1

                                THERMA-WAVE, INC.
                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement ("Agreement") is made as of
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________________, 2002, between Therma-Wave, Inc., a Delaware corporation (the
"Buyer"), and shareholders of Sensys Instruments Corporation (the "Company
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Shareholders") listed on Exhibit A hereto [attach complete Sensys shareholder
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list; each Sensys shareholder must execute this Agreement to have such shareholder's Buyer Shares registered], pursuant to that certain Agreement and Plan of Reorganization by and among the Buyer, Sensys Instruments Corporation, a California corporation (the "Company"), and certain other parties dated as of
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December 17, 2001 (the "Reorganization Agreement").
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     1.   Definitions. As used in this Agreement:
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          (a)  "Effective Time" means the "Effective Time" as defined in Section
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2(d)(i) of the Reorganization Agreement.

          (b)  "Form S-3" means such form under the Securities Act as in effect
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on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Buyer with the SEC.

          (c)  "Registrable Securities" means the Buyer Shares (i) issued to the
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Company Shareholders pursuant to the Reorganization Agreement and (ii) issuable with respect to those assumed Company Stock Options and Stock Rights ineligible to be registered on Form S-8 (or any successor form) pursuant to Section 6(g) of the Reorganization Agreement; provided, however, that Registrable Securities
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shall not include (A) any Buyer Shares that have been previously sold to the public or (B) any Buyer Shares that may be sold in the public market by a Company Shareholder pursuant to Rule 144 under the Securities Act in a single three (3) month period.

          (d)  "SEC" means the Securities and Exchange Commission.
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          (e)  "Securities Act" means the Securities Act of 1933, as amended,
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and the rules and regulations promulgated thereunder.

          Terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

     2.   Form S-3 Registration. The Buyer shall prepare and file with the
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SEC as soon as practicable after the Effective Time but in no event more than 60 days thereafter, and use its reasonable best efforts to have declared effective by the SEC within 120 days of the Effective Time and maintain such effectiveness for a period of one (1) year thereafter (the "Effectiveness Period"), a
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Registration Statement on Form S-3 providing for the resale by the Company
Shareholders of all Registrable Securities then owned by the Company Shareholders; provided, however, that the Company Shareholders shall provide all
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such information and materials relating to the Company Shareholders, as reasonably requested, and take all such action as may be reasonably required in order to permit the Buyer to comply with all the applicable

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requirements of the SEC and to obtain any desired acceleration of the effective date of such Form S-3, such provision of information and materials to be a condition precedent to the obligations of the Buyer to file such Registration Statement pursuant to this Agreement and the Reorganization Agreement. The offering made pursuant to such registration shall not be underwritten.

     3.   Postponement of Registration. If the Buyer shall determine, pursuant
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to the good faith judgment of its Board of Directors, that there is (a) a material development or potential material development with respect to or involving the Buyer which the Buyer would be obligated to disclose in the prospectus included in the registration statement filed pursuant to Section 2 hereof or any document incorporated or deemed to be incorporated therein by reference, which disclosure would in the good faith judgment of the Board of Directors of the Buyer be premature or inadvisable at such time, or (b) the occurrence of any event that makes any statement made in the registration statement or prospectus included in the registration statement filed pursuant to
Section 2 hereof or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect, or which requires the making of any changes in such registration statement or prospectus so that it will not contain an untrue statement of material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, then the Buyer shall notify the Company Shareholders in writing of the foregoing, and upon receipt of such notice, the use of such registration statement and prospectus shall be deferred or suspended and will not recommence until (i) the Company Shareholders receive from the Buyer copies of a supplemented or amended prospectus, or (ii) such Company Shareholders are advised in writing by the Buyer that the prospectus may be used. The Buyer will use its reasonable efforts to (A) supplement or amend the registration statement or prospectus filed pursuant to
Section 2 hereof, to the extent necessary due to the occurrence of any event described in clause (b) above, and (B) allow use of the prospectus to resume expeditiously; provided that the Buyer shall be under no obligation to take any
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action or make any disclosure which would be detrimental to the Buyer or its stockholders in the good faith judgment of the Board, including without limitation disclosure of any pending business transactions or negotiations. To the extent the use of such registration statement and prospectus is deferred or suspended pursuant to this Section 3, the Effectiveness Period shall be extended by the period of any such deferral(s) or suspension(s).

     4.   Obligations of the Buyer. Except as set forth in Sections 2 and 3,
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whenever required to effect the registration of any Registrable Securities, the
Buyer shall (a) prepare and file with the SEC a registration statement, which registration statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (b) prepare and file with the SEC such amendments and supplements to such registration statement as may be necessary to comply with the provisions of the Securities Act, (c) furnish to the Company Shareholders such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) as the Company Shareholders may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while the Buyer shall be required under the provisions hereof to cause such registration statement to remain current; (d) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities

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covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Company Shareholders shall reasonably request (provided that the Buyer shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be reasonably necessary or advisable to enable the Company Shareholders to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; (e) cause all such Registrable Securities to be listed on each securities exchange or National Association of Securities Dealers, Inc. Automated Quotation System on which similar securities issued by the Buyer are then listed; (f) so long as the registration statement remains effective, promptly prepare, file and furnish to the Company Shareholders a reasonable number of copies of any supplements to or amendments of such prospectus; (g) notify the Company Shareholders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and (h) advise the Company Shareholders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of any registration statement or the initiation or threatening of any proceeding for that purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

     5.   Expenses. The Buyer shall pay the expenses incurred by the Buyer in
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connection with any registration of Registrable Securities pursuant to this
Agreement including all SEC, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the fees and disbursements of the Buyer's outside counsel and independent auditors. In connection with the Registration Statement on Form S-3 pursuant to this Agreement, the Buyer shall pay the reasonable fees and disbursements of not more than one (1) counsel chosen by the holders of a majority of the Registrable Securities covered thereby to act as counsel for such holders in connection therewith. The Company Shareholders shall be responsible for all broker discounts and commissions and transfer taxes, as well as any other expenses incurred by the Company Shareholders.

     6.   Indemnification. In the event of any offering registered pursuant to
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this Agreement:

          (a) The Buyer will indemnify each Company Shareholder (and to the extent such Company Shareholder is not a natural person, each of its directors and officers and each person who controls such Company Shareholder within the meaning of Section 15 of the Securities Act) with respect to any registration effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, or any amendment or supplement thereto, or prospectus related thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by the Buyer of the Securities Act, in connection with any such registration, and will reimburse such Company Shareholder, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided

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that the Buyer will not be liable in any such case (i) to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished to the Buyer by such Company Shareholder or (ii) if a copy of the final prospectus relating to any registration statement (as then amended or supplemented if the Buyer shall have furnished any amendments or supplements thereto) (the "Final Prospectus") was
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not sent or given by or on behalf of such Company Shareholder to a purchaser of the Company Shareholder's Registrable Securities, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such purchase, and if the final prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (b) Each Company Shareholder will severally indemnify the Buyer, each of its directors and officers, and each person who controls the Buyer within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in any registration statement, or any amendment or supplement thereto, or prospectus related thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with information furnished to the Buyer by such Company Shareholder and will reimburse the Buyer, the remaining Company Shareholders, such directors, officers, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action.

          (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide
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indemnification (the "Indemnifying Party") promptly after such Indemnified Party
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has notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement without its consent, which shall not be unreasonably withheld.

          (d) The obligations of the Buyer and the Company Shareholders under this Section 6 shall survive the completion of any offering of stock in a registration statement under this Agreement.

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     7.   Assignment of Registration Rights. The rights to cause the Buyer to
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register Registrable Securities pursuant to this Agreement may be assigned by the Company Shareholders only to: (a) a subsidiary, parent or affiliate of a Company Shareholder which is a corporation, (b) as a distribution made by a Company Shareholder which is a partnership, limited liability company or corporation to its partners, members and stockholders, as the case may be, in accordance with their interest in such entity, or (c) by a Company Shareholder which is an individual to a member of the Company Shareholder's immediate family or a trust established for the benefit of the Company Shareholder or members of its immediate family; provided, however, that upon the death of any Company
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Shareholder which is an individual, the rights to cause the Buyer to register
Registrable Securities pursuant to this Agreement shall inure to such Company Shareholder's devisee, legatee or other designee.

     8.   Amendment of Registration Rights. This Agreement may be amended by the
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holders of a majority of the Registrable Securities and the Buyer at any time by execution of an instrument in writing signed on behalf of each of its parties.

     9.   Grant of Additional Registration Rights. The Company Shareholders
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acknowledge that the Buyer may acquire other companies, businesses or assets and in the course of such acquisitions may grant the equity owners thereof registration rights with respect to their shares of the Buyer on terms which would be negotiated at such time and may be materially different than the terms of this Agreement.

     10.  Notices. All notices and other communications hereunder shall be in
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writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgement of complete transmission) to the parties, addressed (a) if to the Company Shareholders, at the Company Shareholders' addresses as set forth in the securities register of the Buyer or (b) if to the Buyer, at 1250 Reliance Way, Fremont, California 94539, Attention: Martin M. Schwartz.

     11.  Governing Law; Interpretation. This Agreement shall be construed in
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accordance and governed for all purposes by the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     12.  Severability; Survival. If any portion of this Agreement is held by a
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court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect, and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

     13.  Entire Agreement. This Agreement contains the entire agreement and
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understanding of the parties and supersedes all prior discussions, agreement and understandings relating to the subject matter hereof.

     14.  Counterparts. This Agreement may be executed in one or more
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counterparts, all of which shall be considered one and the same agreement and shall become effective when one

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or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     15.  Current Public Information. The Buyer shall use its reasonable efforts
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to file all reports required to be filed by it for Company Shareholders to be eligible to sell Buyer Shares pursuant to Rule 144 under the Securities Act.

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     IN WITNESS WHEREOF, the Buyer and the Company Shareholders have caused this
Agreement to be executed as of the date first above written.


                                     THERMA-WAVE, INC.

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     COMPANY SHAREHOLDERS1

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:



                                     -------------------------------------------
                                     Print Name of Company Shareholder




                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]



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1    Spousal consents required for individual Company Shareholders.